NEITHER THIS WARRANT NOR THE SHARES OF COMMON STOCK ISSUABLE UPON EXERCISE OF THIS WARRANT HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AND NEITHER THIS WARRANT NOR SUCH SHARES MAY BE SOLD, ENCUMBERED OR OTHERWISE TRANSFERRED EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH ACT OR AN EXEMPTION FROM SUCH REGISTRATION REQUIREMENT, AND, IF AN EXEMPTION SHALL BE APPLICABLE, THE HOLDER SHALL HAVE DELIVERED AN OPINION OF COUNSEL ACCEPTABLE TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED.

Void after 5:00 p.m. Eastern Standard Time, on ______, ____


                       WARRANT TO PURCHASE COMMON STOCK

                                      OF

                               US PATRIOT, INC.


FOR VALUE RECEIVED,US Patriot, Inc. a South Carolina corporation (the "Company"), hereby certifies that ______________, or his permitted assigns, is entitled to purchase from the Company, at any time or from time to time commencing on the date that is 90 days after the Securities and Exchange Commission declares effective (the "Effective Date") a registration statement registering the Warrant Shares (as defined below), a total of __________________ fully paid and nonassessable shares of the Common Stock, par value $.0001 per share, of the Company for an aggregate purchase price of $0.40 per share. (Hereinafter, (i) said Common Stock together with any other equity securities which may be issued by the Company with respect thereto or in substitution therefor, is referred to as the "Common Stock", (ii) the shares of the Common Stock purchasable hereunder are referred to as the "Warrant Shares", (iii) the aggregate purchase price payable hereunder for the Warrant Shares is referred to as the "Aggregate Warrant Price", (iv) the price payable hereunder for each of the Warrant Shares is referred to as the "Exercise Price", (v) this Warrant, and all warrants hereafter issued in exchange or substitution for this Warrant are referred to as the "Warrant" and
(vi) the holder of this Warrant is referred to as the "Holder".) The Exercise Price is subject to adjustment as hereinafter provided.

        1.      Exercise of Warrant.
                -------------------

	(a) 	Exercise.  This Warrant may be exercised, in whole at any
time or in part from time to time, commencing on the date that is 90 days after the Securities and Exchange Commission declares effective a registration statement registering the Warrant Shares and prior to 5:00 P.M., Eastern Standard Time on the date that is the three year anniversary of the Effective Date (the "Warrant Termination Date") by the Holder of this Warrant by the surrender of this Warrant (with the subscription form at the end hereof duly executed) at the address set forth in Subsection 10(a) hereof, together with proper payment of the Aggregate Warrant Price, or the proportionate part thereof if this Warrant is exercised in part. Payment for Warrant Shares shall be made by certified or official bank check payable to the order of the Company. If this Warrant is exercised in part, the Holder is entitled to receive a new Warrant covering the number of Warrant
Shares in respect of which this Warrant has not been exercised and setting forth the proportionate part of the Aggregate Warrant Price applicable to such Warrant Shares. Upon such surrender of this Warrant, the Company will (a) issue a certificate or certificates in the name of the Holder for the largest number of whole shares of the Common Stock to which the Holder shall be entitled if this Warrant is exercised in whole and (b) deliver the proportionate part thereof if this Warrant is exercised in part, pursuant to the provisions of the Warrant. In lieu of any fractional share of the Common Stock which would otherwise be issuable in respect to the exercise of the Warrant, the Company at its option (a) may pay in cash an amount equal to the product of (i) the daily mean average of the Closing
Price of a share of Common Stock on the ten consecutive trading days before the Conversion Date and (ii) such fraction of a share or (b) may issue an additional share of Common Stock.

	Upon exercise of the Warrant, the Company shall issue and deliver to the Holder certificates for the Common Stock issuable upon such exercise within ten business days after such exercise and the person exercising shall be deemed to be the holder of record of the Common Stock issuable upon such exercise.

	No warrant granted herein shall be exercisable after 5:00 p.m. Eastern Standard Time on the Warrant Termination Date.

	(b)	Net Issuance.  Notwithstanding anything to the contrary
contained in Subsection
1(a) hereof, in the case of any exercise on or prior to the Warrant Termination Date the Holder may elect to exercise this Warrant in whole or in part by receiving shares of Common Stock equal to the net issuance value (as determined below) of this Warrant, or any part hereof, upon surrender of this Warrant at the principal office of the Company together with notice of such election (with the form at the end hereof duly executed), in which event the Company shall issue to the Holder a number of shares of Common Stock computed using the following formula:

		X= Y (A-B)
                   -------
                      A

	Where:	X =  the number of shares of Common Stock to be
issued to the Holder

                      Y = the number of shares of Common Stock as to which this Warrant is to be exercised

                      A = the current fair market value of one share of Common Stock calculated as of the last trading day immediately preceding the exercise of this warrant

                      B = the Exercise Price

	(c) Certain Adjustments
            -------------------

	The Exercise Price and the number of Warrant Shares shall be equitable adjusted from time to time to account for stock splits, stock dividends, combinations, recapitalizations, reclassifications and similar events.

	As used herein, current fair market value of the Common Stock as of a specified date shall mean with respect to each share of Common Stock the average of the closing bid prices of the Common Stock on the principal securities market on which the Common Stock may at the time be traded over a period of five business days consisting of the day as of which the current fair market value of a share of Common
Stock is being determined (or if such day is not a business day, the business day next preceding such day) and the four consecutive business days prior to such day. If on the date for which current fair market value is to be determined the Common Stock is not eligible for trading on any securities market, the current fair market value of Common Stock shall be the highest price per share which the Company could then obtain from a willing buyer (not a current employee or director) for shares of Common Stock sold by the Company, from authorized but unissued shares, as determined in good faith by the Board of Directors of the Company, which determination shall be conclusive, unless prior to such date the Company has become subject to a merger, acquisition or other consolidation pursuant to which the Company is not the surviving party, in which case the current fair market value of the Common Stock shall be deemed to be the value received by the holders of the Company's Common Stock for each share thereof pursuant to the Company's acquisition.

	2.	Redemption.  This Warrant may be redeemed at the option of
the Company, at a redemption price of $0.01 per Warrant Share at any time, upon 30 days prior written notice to the Holder, if, for a period of ten consecutive trading days, the average closing bid price of our Common Stock equals or exceeds $0.60. On and after the date fixed for redemption, the Holder shall have no rights with respect to this Warrant except to receive the $0.01 per Warrant share upon surrender of this Certificate.

	3.	Reservation of Warrant Shares.  The Company agrees that,
prior to the expiration of this Warrant, the Company will at all times have authorized and reserved, and will keep available, solely for issuance or delivery upon the exercise of this Warrant, the number of shares of the Common Stock as from time to time shall be receivable upon the exercise of this Warrant.

	4.	Fully Paid Stock: Taxes.  The Company agrees that the
shares of the Common Stock represented by each and every certificate for Warrant Shares delivered on the exercise of this Warrant shall, at the time of such delivery, be validly issued and outstanding, fully paid and nonassessable, and not subject to preemptive rights, and the Company will take all such actions as may be necessary to assure that the par value or stated value, if any, per share of the Common Stock is at all times equal to or less than the then Exercise Price. The Company further covenants and agrees that it will pay, when due and payable, any and all Federal and state stamp, original issue or similar taxes that may be payable in respect of the issue of any Warrant Share or certificate therefor.

	5.	Transfer.
                --------

		(a)	Securities Laws.  Neither this Warrant nor the
Warrant Shares issuable upon the exercise hereof have been registered under the Securities Act of 1933, as amended (the "Securities Act"), or under any state securities laws and unless so registered may not be transferred, sold, pledged, hypothecated or otherwise disposed of unless an exemption from such registration is available. In the event Holder desires to transfer this Warrant or any of the Warrant Shares issued, the Holder must give the Company prior written notice of such proposed transfer including the name and address of the proposed transferee. Such transfer may be made only either (i) upon publication by the Securities and Exchange Commission (the "Commission") of a ruling, interpretation, opinion or "no action letter" based upon facts presented to said Commission, or (ii) upon receipt by the Company of an opinion of counsel to the Company in either case to the effect that the proposed transfer will not violate the provisions of the Securities Act, the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or the rules and regulations promulgated under either such act, or in the case of clause (ii) above, to the effect that the Warrant or Warrant Shares to be sold or transferred has been registered under the Securities Act and that there is in effect a registration statement in which is included a prospectus meeting the requirements of Subsection 10 (a) of the Securities Act, which is being or will be delivered to the purchaser or transferee at or prior to the time of delivery of the certificates evidencing the Warrant or Warrant Stock to be sold or transferred.

		(b)	Conditions to Transfer.  Prior to any such proposed
transfer, and as a condition thereto, if such transfer is not made pursuant to an effective registration statement under the Securities
Act, the Holder will, if requested by the Company, deliver to the Company (i) an investment covenant signed by the proposed transferee,
(ii) an agreement by such transferee to the impression of the restrictive investment legend set forth herein on the certificate or certificates representing the securities acquired by such transferee,
(iii) an agreement by such transferee that the Company may place a "stop transfer order" with its transfer agent or registrar, and (iv) an agreement by the transferee to indemnify the Company to the same extent as set forth in the next succeeding paragraph.

		(c)	Indemnity.  The Holder acknowledges that the Holder
understands the meaning and legal consequences of this Section 5, and the Holder hereby agrees to indemnify and hold harmless the Company, its representatives and each officer and director thereof from and against any and all loss, damage or liability (including all attorneys' fees and costs incurred in enforcing this indemnity provision) due to or arising out of (a) the inaccuracy of any representation or the breach of any warranty of the Holder contained in, or any other breach of, this warrant, (b) any transfer of the Warrant or any of the Warrant Shares in violation of the Securities
Act, the Exchange Act or the rules and regulations promulgated under either of such acts, (c) any transfer of the Warrant or any of the Warrant Shares not in accordance with this Warrant or (d) any untrue statement or omission to state any material fact in connection with the investment representations or with respect to the facts and representations supplied by the Holder to counsel to the Company upon which its opinion as to a proposed transfer shall have been based.

		(d)	Transfer.  Except as restricted hereby, this Warrant
and the Warrant Shares issued may be transferred by the Holder in whole or in part at any time or from time to time. Upon surrender of this Warrant to the Company or at the office of its stock transfer agent, if any, with assignment documentation duly executed and funds sufficient to pay any transfer tax, and upon compliance with the foregoing provisions, the Company shall, without charge, execute and deliver a new Warrant in the name of the assignee named in such instrument of assignment, and this Warrant shall promptly be canceled. Any assignment, transfer, pledge, hypothecation or other disposition of this Warrant attempted contrary to the provisions of this Warrant, or any levy of execution, attachment or other process attempted upon the Warrant, shall be null and void and without effect.

		(e)	Legend and Stop Transfer Orders.  Unless the Warrant
Shares have been registered under the Securities Act, upon exercise of any part of the Warrant and the issuance of any of the Warrant
Shares, the Company shall instruct its transfer agent to enter stop transfer orders with respect to such shares, and all certificates representing Warrant Shares shall bear on the face thereof substantially the following legend, insofar as is consistent with Massachusetts law:

        "The shares of common stock represented by this certificate have not been registered under the Securities Act of 1933, as amended, and may not be sold, offered for sale, assigned, transferred or otherwise disposed of unless registered pursuant to the provisions of that Act or an opinion of counsel to the Company is obtained stating that such disposition is in compliance with an available exemption from such registration."

	6.	Loss, etc. of Warrant.  Upon receipt of evidence
satisfactory to the Company of the loss, theft, destruction or mutilation of this Warrant, and of an unsecured indemnity from the Holder reasonably satisfactory to the Company, if lost, stolen or destroyed, and upon surrender and cancellation of the Warrant, if mutilated, the Company shall execute and deliver to the Holder a new Warrant of like date, tenor and denomination.

	7.	Warrant Holder Not Shareholder.  Except as otherwise
provided herein, this Warrant does not confer upon the Holder any right to vote or to consent to or receive notice as a shareholder of the Company, as such, in respect of any matters whatsoever, or any other rights or liabilities as a shareholder, prior to the exercise hereof.

	8.	Communication.  No notice or other communication under
this Warrant shall be effective unless the same is in writing and is mailed by certified mail, return receipt requested, addressed to:

                (a) the Company at 5401 Forest Drive, Columbia, South Carolina 29206 or such other address as the Company has designated in writing to the Holder, with a copy to James G. Dodrill II, PA 3360
NW 53rd Circle, Boca Raton, Florida 33496 or

		(b)	the Holder at ____________________________________,
or such other address as the Holder has designated in writing to the Company.

	Any notice given hereunder shall be effective upon the earlier of (i) receipt, or (ii) a date three days from the date of posting.

	9.	Headings.  The headings of this Warrant have been inserted
as a matter of convenience and shall not affect the construction hereof.

	10.	Applicable Law.  This Warrant shall be governed by and
construed in accordance with the law of the State of South Carolina without giving effect to the principles of conflicts of law thereof.

	IN WITNESS WHEREOF, US PATRIOT, INC. has caused this Warrant to be signed by its President this __ day of _________, 2001


                                            US PATRIOT, INC.


                                            By:_____________________________

                                 SUBSCRIPTION

	The undersigned, _______________________________________,
pursuant to the provisions of the foregoing Warrant, hereby agrees to subscribe for the purchase of ________ shares of the Common Stock of US Patriot, Inc. covered by said Warrant, and makes payment therefor in full at the price per share provided by said Warrant.

Dated:____________________________   Signature:______________________________

Address:__________________________

__________________________________

__________________________________


                                  ASSIGNMENT

	FOR VALUE RECEIVED ___________________________ hereby sells, assigns and transfers unto ______________________________ the foregoing Warrant and all rights evidenced thereby, and does irrevocably constitute and appoint _____________________, attorney, to transfer said Warrant on the books of US Patriot, Inc.

Dated:____________________________  Signature:_______________________________

Address:__________________________

__________________________________

__________________________________

                              PARTIAL ASSIGNMENT

FOR VALUE RECEIVED _________________________ hereby sells, assigns and transfers unto ___________________________ the right to purchase _________ shares of the Common Stock of US Patriot, Inc.
by the foregoing Warrant, and a proportionate part of said Warrant and the rights evidenced hereby, and does irrevocably constitute and appoint ___________________________________, attorney, to transfer that part of said Warrant on the books of US Patriot, Inc.

Dated:____________________________  Signature:_______________________________

Address:__________________________

__________________________________

__________________________________


                            NET ISSUANCE ELECTION

	The undersigned, _______________________________, pursuant to the provisions of the foregoing Warrant, hereby tenders the right to purchase _____ shares of the Common Stock of US Patriot, Inc. and a proportionate part of said Warrant and the rights evidenced thereby, in exchange for a number of shares of said Common Stock to be computed in accordance with the provisions of Section 1 (b) of said Warrant.

Dated:____________________________   Signature:______________________________

Address:__________________________

__________________________________

__________________________________